UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 12, 2018

U.S. Rare Earth Minerals, Inc.

(Exact name of registrant as specified in its charter)

Nevada	33354912	262797630
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

23 South Sixth, Panaca, Nevada	89042
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 800-920 7507

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 1 4a- 12 under the Exchange Act (17 CFR 240.1 4a- 12)

☐	Pre-commencement communications pursuant to Rule 1 4d-2(b) under the Exchange Act (17 CFR 240.1 4d-2(b))

☐	Pre-commencement communications pursuant to Rule 1 3e-4(c) under the Exchange Act (17 CFR 240.1 3e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

8-K Items

5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;

Item 502. The Board of Directors, on April 12, 2018, accepted the resignation of CFO, Secretary/Treasurer and Director Donita R. Kendig.

Item 502(d). Election of a new director, other than by shareholder vote.

On April 12, 2018, the Board of Directors of the Company elected current Chairman and Director of the Company, Larry Bonafide to Chief Financial Officer, Secretary/Treasurer. Mr. Bonafide will also continue as Chairman.

Mr. Bonafide has served as a Director of the Company since his election to the Board on February 10, 2014.

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SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. RARE EARTH MINERALS, INC.

Dated: April 12, 2018	By:	/s/ D. Quincy Farber
D. Quincy Farber President and Director

April 12, 2018	By:	/s/ Larry Bonafide
Larry Bonafide Secretary/Treasurer, Chief Financial Officer and Director

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